EXHIBIT 16.1

July 6, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re: iMine Corporation

Ladies and Gentlemen:

We have read the statements of iMine Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated July 6, 2018 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ DAVIDSON & COMPANY LLP

DAVIDSON & COMPANY LLP

Chartered Professional Accountants